Exhibit 99.2
Corn Products International, Inc.
5 Westbrook Corporate Center
Westchester, IL 60154
NEWS RELEASE

FOR RELEASE:	CONTACT:
01/30/07 — 0530 ET	Investor:	Dave Prichard, (708) 551-2592
	Media:	Mark Lindley, (708) 551-2602
CORN PRODUCTS INTERNATIONAL EXPECTS 2007 EARNINGS PER SHARE
GROWTH OF 13 TO 23 PERCENT, OR $1.84 TO $2.01, VERSUS EPS OF $1.63 IN 2006
     WESTCHESTER, Ill., January 30, 2007 — Corn Products International, Inc. (NYSE: CPO), a leading global provider of agriculturally derived ingredients for diversified markets, today announced that it expects 2007 diluted earnings per share to increase in a range of 13 to 23 percent, or $1.84 to $2.01, compared with record diluted earnings per share of $1.63 in 2006 reported by the Company today.
     “This increase would mean another record performance and keep us on track to meet our stated goal of low double-digit EPS growth during the five-year period of 2003-2008,” said Sam Scott, chairman, president and chief executive officer of Corn Products International. “Just as important, we also expect to reach our return on capital employed target.”
     Scott said expectations for another strong performance from the North America region should be the major driver for the Company’s 2007 outlook. He added that all three geographic regions are expected to contribute to the improvement.
     “Our US and Canadian businesses have again achieved significantly higher contract pricing in 2007 across their starch and sweeteners book of business,” said Scott. “This represents a high-teens percentage increase for our entire US and Canadian businesses. Our firm-price and fee-based book of business in both the US and Canada is appropriately hedged, consistent with our stated policy. Open risks relate to co-product values and the corn basis.”
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Corn Products International — Page 2
     South America should deliver improved results in 2007 primarily from a continuing recovery in Brazil, the region’s largest country market, which began in the second half of 2006. The acquisition of Peruvian corn refiner DEMSA and the pending purchase of the remaining 50 percent of the Getec Brazilian joint venture should help the region’s performance.
     Asia/Africa’s 2007 performance also is expected to show growth from a continuation of strong results in Pakistan and improvement in Thailand and China.
     “With respect to the corn risk in our international operations,” Scott said, “we believe our business model should enable us to pass through increasing corn prices as the year progresses.
     “We see continuing progress on our Company’s five-step Pathway Strategy in 2007, the fourth year of our global growth and value creation initiative,” Scott said, “as we pursue our mission to be the premier regional provider of refined, agriculturally based products and ingredients worldwide.”
     He added that planned capital expenditures of approximately $145 million in 2007 reflect the attractive opportunities the Company has to invest in its businesses around the world.
     Scott also pointed to the Company’s recent announcement of a definitive agreement to acquire the food business of SPI Polyols, which includes the remaining 50 percent share of the Getec Brazilian joint venture. The combined annual sales from this transaction should be nearly $100 million. The acquisition, which is expected to be accretive to earnings per share in the first year, should strengthen the Company’s sweeteners platform and reinforce elements of the Pathway Strategy to expand the value-added ingredients portfolio in growth markets.
     “We see 2007 as a year with much promise as well as a number of key challenges, including the management of global corn price risks and the integration of acquisitions,” Scott concluded. “All in all, we are optimistic about our prospects for further growth and expansion in the year ahead.”
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Conference Call and Webcast
     Corn Products International will conduct a conference call today at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) to be hosted by Sam Scott, chairman, president and chief executive officer, and Cheryl Beebe, vice president and chief financial officer.
     The call will be broadcast in a real-time webcast. The broadcast will consist of the call and a visual presentation accessible through the Corn Products International web site at www.cornproducts.com. The “listen-and-view-only” presentation will be available to download approximately 60 minutes prior to the start of the call. A replay of the webcast will be available at www.cornproducts.com.
     Individuals without Internet access may listen to the live conference call by dialing 719.457.2626. A replay of the audio call will be available through Friday, February 9 by calling 719.457.0820 and using passcode 7992482.
About the Company
     Corn Products International is one of the world’s largest corn refiners and a major supplier of high-quality food ingredients and industrial products derived from the wet milling and processing of corn and other starch-based materials. The Company, headquartered in Westchester, Ill., is the number-one worldwide producer of dextrose and a leading regional producer of starch, high fructose corn syrup and glucose. In 2006, Corn Products International reported net sales of $2.62 billion with operations in 15 countries at 33 plants, including wholly owned businesses, affiliates and alliances. For more information, visit www.cornproducts.com.
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Corn Products International — Page 4
Forward-Looking Statement
This news release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company intends these forward looking statements to be covered by the safe harbor provisions for such statements. These statements include, among other things, any predictions regarding the Company’s future financial condition, earnings, revenues, expenses or other financial items, any statements concerning the Company’s prospects or future operation, including management’s plans or strategies and objectives therefor and any assumptions underlying the foregoing. These statements can sometimes be identified by the use of forward looking words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this release or referred to in this release are “forward-looking statements.” These statements are subject to certain inherent risks and uncertainties. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct. Actual results and developments may differ materially from the expectations conveyed in these statements, based on various factors, including fluctuations in worldwide markets for corn and other commodities, and the associated risks of hedging against such fluctuations; fluctuations in aggregate industry supply and market demand; general political, economic, business, market and weather conditions in the various geographic regions and countries in which we manufacture and/or sell our products; fluctuations in the value of local currencies, energy costs and availability, freight and shipping costs, and changes in regulatory controls regarding quotas, tariffs, duties, taxes and income tax rates; operating difficulties; boiler reliability; our ability to effectively integrate acquired businesses; labor disputes; genetic and biotechnology issues; changing consumption preferences and trends; increased competitive and/or customer pressure in the corn-refining industry; the outbreak or continuation of serious communicable disease or hostilities including acts of terrorism; stock market fluctuation and volatility; and our ability to maintain sales levels of HFCS in Mexico. Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these risks, see Risk Factors included in our Annual Report on Form 10-K for the year ended December 31, 2005 and subsequent reports on Forms 10-Q or 8-K. This news release also may contain references to the Company’s long term objectives and goals or targets with respect to certain metrics. These objectives, goals and targets are used as a motivational and management tool and are indicative of the Company’s long term aspirations only, and they are not intended to constitute, nor should they be interpreted as, an estimate, projection, forecast or prediction of the Company’s future performance.
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